                                                                    Exhibit 99.1

ICU MEDICAL, INC.

              ICU MEDICAL, INC. REPORTS THIRD QUARTER 2005 RESULTS

                    o Company to Raise 2005 Earnings Target

OCTOBER 18, 2005, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc.,
(NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the third quarter and nine months ended September 30, 2005.

Third quarter revenue was $46.5 million, a 183% increase as compared to $16.5 million in the same period last year and a 14% sequential increase from $40.7 million in the second quarter of 2005. Net income for the third quarter was $5.8 million, or $0.38 per diluted share, as compared to a loss of $1.0 million, or $(0.08) per diluted share, in the third quarter of 2004.

For the first nine months of 2005, the Company earned $15.0 million, or $1.00 per diluted share, on revenues of $114.3 million, as compared to net income of $6.5 million, or $0.43 per diluted share, on revenues of $60.4 million for the same period in 2004.

"During the third quarter, we exceeded our top and bottom line expectations. Our business showed far more stability than it has in the past and we see that we have positioned ourselves for long-term sustainable revenue and earnings growth," said Frank O'Brien, ICU Medical's Chief Financial Officer. "We increased sales in all of our product lines and distribution channels. We successfully expanded our gross and operating margins. CLAVE sales were up substantially. Our custom products continued to improve in all of our sales channels. Of further note, the integration of our Salt Lake City facility is ahead of plan and has exceeded our expectations and contributed to our bottom line."

ICU Medical's balance sheet continues to improve. Cash and investments totaled $78 million at the end of the third quarter, 2005 and accounts receivables and inventory decreased from the second quarter of 2005. Operating cash flow was $12.3 million in the quarter.

THE FOREGOING STATEMENT CONCERNING MANAGEMENT'S EXPECTATION WITH RESPECT TO FUTURE RESULTS IS A FORWARD LOOKING STATEMENT BASED UPON THE BEST INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND ASSUMPTIONS MANAGEMENT BELIEVES ARE REASONABLE, BUT MANAGEMENT DOES NOT INTEND THE STATEMENT TO BE A REPRESENTATION AS TO FUTURE RESULTS. FUTURE RESULTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE RISK FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH INCLUDE THOSE IN THE FORM 10-K DATED MARCH 13, 2005 AND THE MOST RECENT FORM 10-Q. ACTUAL RESULTS IN THE FUTURE MAY DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT EXPECTATIONS.

The Company will announce revenue and earnings targets for 2005 and 2006 and discuss its third quarter ended September 30, 2005 results on a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) on Tuesday, October 18, 2005. The call can be accessed at 800-591-6944, passcode 28508084 or by replay at 888-286-8010, passcode 42918384. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

CONTACT:  Francis J. O'Brien
          Chief Financial Officer
          ICU Medical, Inc.
          (949) 366-2183

          John F. Mills
          Managing Director
          Integrated Corporate Relations
          (310) 395-2215

                                                   ICU MEDICAL, INC.
                                   Condensed Consolidated Statements of Income (Loss)
                           (all dollar amounts in thousands except share and per share data)
                                                      (unaudited)

                                                  Three Months Ended September 30,      Nine Months Ended September 30,
                                                  -------------------------------       -------------------------------

                                                      2005               2004               2005               2004
                                                  ------------       ------------       ------------       ------------
REVENUES:
     Net sales                                    $     46,121       $     15,894       $    111,900       $     58,166
     Other                                                 403                574              2,402              2,200
                                                  ------------       ------------       ------------       ------------
TOTAL REVENUE                                           46,524             16,468            114,302             60,366

COST OF GOODS SOLD                                      27,248              9,954             63,468             29,368
                                                  ------------       ------------       ------------       ------------
        Gross profit                                    19,276              6,514             50,834             30,998
                                                  ------------       ------------       ------------       ------------

OPERATING EXPENSES:
     Selling, general and administrative                 9,635              6,807             27,264             19,065
     Research and development                            1,353              1,763              3,031              2,617
                                                  ------------       ------------       ------------       ------------
        Total operating expenses                        10,988              8,570             30,295             21,682
                                                  ------------       ------------       ------------       ------------

        Income (loss) from operations                    8,288             (2,056)            20,539              9,316

OTHER INCOME                                               504                375              2,078              1,083
                                                  ------------       ------------       ------------       ------------

        Income (loss) before income taxes                8,792             (1,681)            22,617             10,399

PROVISION (BENEFIT) FOR INCOME TAXES                     3,095               (621)             7,961              3,909
MINORITY INTEREST                                         (110)               (24)              (307)               (24)
                                                  ------------       ------------       ------------       ------------

NET INCOME (LOSS)                                 $      5,807       $     (1,036)      $     14,963       $      6,514
                                                  ============       ============       ============       ============

NET INCOME (LOSS) PER SHARE
        Diluted                                          $0.38             ($0.08)             $1.00              $0.43

WEIGHTED AVERAGE NUMBER OF SHARES
        Diluted                                     15,155,987         13,685,053         15,012,867         14,996,073


                                       ICU MEDICAL, INC.
                            Summary Consolidated Balance Sheet Data
                      (all dollar amounts in thousands except share data)


                                             ASSETS

                                                                     9/30/05         12/31/04
                                                                   -----------      -----------
                                                                   (UNAUDITED)          (1)
CURRENT ASSETS:
     Cash and liquid investments                                   $    78,123      $    87,341
     Accounts receivable, net                                           25,713            8,922
     Inventories                                                        13,532            8,429
     Prepaid and deferred income taxes                                   2,697            7,732
     Other current assets                                                5,267            4,620
                                                                   -----------      -----------
                Total current assets                                   125,332          117,044
                                                                   -----------      -----------

PROPERTY AND EQUIPMENT, NET                                             52,488           40,934
OTHER ASSETS                                                            14,271            6,790
                                                                   -----------      -----------
                                                                   $   192,091      $   164,768
                                                                   ===========      ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                               $    14,156      $     7,454

MINORITY INTEREST:                                                         659              966

STOCKHOLDERS' EQUITY:
     13,877,587 common shares outstanding at September 30, 2005        177,276          156,348
                                                                   -----------      -----------
                                                                   $   192,091      $   164,768
                                                                   ===========      ===========

(1)  December 31, 2004 balances were derived from the audited consolidated financial statements of ICU Medical, Inc.

                                       ICU MEDICAL, INC.
                         Summary Consolidated Statements of Cash Flows
                               (all dollar amounts in thousands)
                                          (unaudited)

                                                                          NINE MONTHS ENDED
                                                                     --------------------------
                                                                       9/30/05        9/30/04
                                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                           $    14,963    $     6,514
Adjustments to reconcile net income to net cash
     Provided by operating activities --
        Depreciation and amortization                                      6,935          5,564
        Net change in current assets and liabilities, and other,
            net of assets acquired                                        (4,603)         4,291
                                                                     -----------    -----------
                                                                          17,295         16,369

     Tax benefits from exercise of stock options                           2,218          1,923

                                                                     -----------    -----------
     Net cash provided by operating activities                            19,513         18,292
                                                                     -----------    -----------


CASH PAID FOR SALT LAKE CITY ASSETS                                      (31,767)            --
PURCHASES OF PROPERTY AND EQUIPMENT                                       (3,395)        (5,080)
NET CHANGE IN LIQUID INVESTMENTS                                          13,225         (4,075)
EMPLOYEE EQUITY PLANS                                                      4,192          3,148
OTHER                                                                      2,239         (7,918)

NET INCREASE IN CASH
                                                                     -----------    -----------
        AND CASH EQUIVALENTS                                         $     4,007    $     4,367
                                                                     ===========    ===========